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                                                                    EXHIBIT 99.1



                                                                EARNINGS RELEASE
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SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE QUARTER ENDED MARCH 31, 2009

WILLIMANTIC, CONNECTICUT--APRIL 22, 2009. SI Financial Group, Inc. (the "Company") (NASDAQ Global Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported net income of $56,000, resulting in negligible basic and diluted earnings per common share, for the quarter ended March 31, 2009 versus net income of $455,000, or $0.04 basic and diluted earnings per common share, for the quarter ended March 31, 2008.

Net interest income increased 12.5% to $6.3 million for the quarter ended March 31, 2009 from $5.6 million for the quarter ended March 31, 2008. The increase in net interest income was due to a higher average balance of loans, federal funds and other interest-earning assets and a lower cost of funds, offset by a decrease in the average rate earned on interest-earning assets and an increase in average deposits and Federal Home Loan Bank borrowings.

The provision for loan losses increased $355,000 to $490,000 for the first quarter of 2009 compared to the same period in the prior year. The higher provision in 2009 related to increases in nonperforming loans and charge-offs, which continue to be impacted by adverse market conditions. At March 31, 2009, nonperforming loans totaled $9.5 million, compared to $7.7 million at March 31, 2008. Specific reserves relating to nonperforming loans decreased to $498,000 at March 31, 2009 compared to $1.3 million at March 31, 2008. For the quarter ended March 31, 2009, net loan charge-offs increased $1.2 million to $1.3 million, compared to $82,000 for the quarter ended March 31, 2008, primarily due to a $1.0 million charge-off of a commercial construction loan with a previously recorded specific reserve.

Noninterest income was $2.5 million for the quarters ended March 31, 2009 and 2008. For the quarter ended March 31, 2009, the Company reported net gains on the sale of loans of $191,000 resulting from the sale of $15.0 million of residential mortgage loans, compared to net gains on the sale of loans of $59,000 resulting from the sale of $5.0 million of residential mortgage loans for the same period in 2008. Service fees decreased $94,000 as a result of a decrease in overdraft charges on certain deposit products. The increase of $27,000 on the sale of primarily mortgage-backed securities was offset by other-than-temporary impairment charges on two pooled trust preferred securities totaling $150,000.

Noninterest expenses increased $921,000 for the quarter ended March 31, 2009 compared to the same period in 2008, primarily due to increases in salaries and benefits, impairment charges on other investments, FDIC assessment and computer and electronic banking services. Compensation costs increased as a result of additional salaries and benefits, loan origination commissions and related payroll taxes. Loan origination commissions increased due to higher residential mortgage volume related to a decrease in market interest rates. During the first quarter of 2009, impairment charges of $336,000 were recorded to reduce the carrying value of the Bank's investment in two small business investment company limited partnerships. The increase in the 2009 FDIC assessment was attributable to the expiration of credits during 2008. Computer and electronic banking services expense rose as a result of increased telecommunication costs and transaction activity.

Total assets increased $11.4 million, or 1.3%, to $864.5 million at March 31, 2009 from $853.1 million at December 31, 2008. Contributing to the increase in assets were increases of $13.9 million in cash and cash equivalents and $6.3 million in net loans receivable, offset by a decrease of $8.2 million in available for sale securities. The increase in net loans receivable represents an increase in commercial business loans offset by a decrease in residential and commercial mortgage loans. Commercial business loans increased as a result of the purchase of $14.9 million in USDA and SBA loans that are fully guaranteed by the U.S. government. An increase in residential mortgage loan originations of $21.3 million were partially offset by residential mortgage loan sales of $15.0 million during the quarter ended March 31, 2009. Overall loan originations increased $4.1 million in the first quarter of 2009 compared to the same period in 2008. The decrease in available for sale securities reflects the sale of primarily mortgage-backed securities.


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Total liabilities were $792.0 million at March 31, 2009 compared to $780.2 million at December 31, 2008. Deposits increased $15.5 million, or 2.5%, which included an increase in NOW and money market accounts of $13.6 million, noninterest-bearing deposits of $989,000 and certificate of deposit accounts of $956,000. The increase in deposits was due to branch expansion, marketing and promotional initiatives and competitively priced deposit products. Borrowings decreased $2.0 million from $147.8 million at December 31, 2008 to $145.8 million at March 31, 2009, resulting from a decrease in Federal Home Loan Bank advances.

Total stockholders' equity decreased $379,000 from $72.9 million at December 31, 2008 to $72.5 million at March 31, 2009. The decrease in stockholders' equity was attributable to an increase in net unrealized holding losses on available for sale securities aggregating $3.4 million (net of taxes), offset by a cumulative effect adjustment to retained earnings of $2.7 million as a result of the adoption of Financial Accounting Standards Board Staff Position FAS 115-2 and FAS 124-2, "RECOGNITION AND PRESENTATION OF OTHER-THAN-TEMPORARY IMPAIRMENTS" ("FSP FAS 115-2 and FAS 124-2") and earnings of $56,000.

The early adoption of FSP FAS 115-2 and FAS 124-2 during the quarter ended March 31, 2009, required management to separately identify whether other-than-temporary impairment charges totaling $7.1 million that were previously recognized in earnings during the third and fourth quarters of 2008 were related to credit losses or other noncredit factors at the measurement date of impairment. Management determined, based on the present value of expected cash flows in accordance with applicable guidance that $4.0 million of the $7.1 million in other-than-temporary impairment charges were related to noncredit factors and therefore, recorded a cumulative effect adjustment of $2.7 million (net of taxes) as a reduction to retained earnings with a corresponding adjustment to accumulated other comprehensive losses. The Company does not intend to sell these impaired securities and it is not more likely than not that the Company will be required to sell these securities before recovery of the amortized cost basis of each of these securities.

"The results for the first quarter continue to reflect the conservative approach we have taken since the start of the recession. Adding to the loan loss allowance and preserving capital is a strategy we believe is both prudent under the present economic conditions and one that will serve us well as conditions improve," commented Rheo A. Brouillard, President and Chief Executive Officer. "The quarter also saw strong deposit growth and significant residential mortgage loan activity as we continue to be active participants in our market area," added Brouillard.

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its twenty-one branch locations, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.

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THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT ARE BASED ON ASSUMPTIONS
AND MAY DESCRIBE FUTURE PLANS, STRATEGIES AND EXPECTATIONS OF THE COMPANY. THESE FORWARD-LOOKING STATEMENTS ARE GENERALLY IDENTIFIED BY THE USE OF THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "ESTIMATE," "PROJECT" OR SIMILAR EXPRESSIONS. THE COMPANY'S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN MARKET INTEREST RATES, REGIONAL AND NATIONAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE UNITED STATES GOVERNMENT, INCLUDING POLICIES OF THE
UNITED STATES TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY AND
COMPOSITION OF THE LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY'S
MARKET AREA, CHANGES IN THE REAL ESTATE MARKET VALUES IN THE COMPANY'S MARKET AREA, THE ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, THE ABILITY TO EFFECTIVELY AND EFFICIENTLY INTEGRATE ACQUISITIONS AND CHANGES IN RELEVANT ACCOUNTING PRINCIPLES AND GUIDELINES. FOR DISCUSSION OF THESE AND OTHER RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS, REFER TO OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, INCLUDING THE SECTION ENTITLED "RISK FACTORS," AND QUARTERLY REPORTS ON FORM 10-Q ON FILE WITH THE
SEC. THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO RELEASE PUBLICLY
THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS
TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THE STATEMENTS OR TO
REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.

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SELECTED FINANCIAL CONDITION DATA:

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(DOLLARS IN THOUSANDS / UNAUDITED)                                      March 31,            December 31,
                                                                          2009                 2008
----------------------------------------------------------------------------------------------------------
ASSETS
Noninterest-bearing cash and due from banks                         $          12,905   $         14,008
Interest-bearing cash and cash equivalents                                     24,149              9,195
Securities                                                                    162,840            171,087
Loans held for sale                                                             1,192                  -
Loans receivable, net                                                         623,518            617,263
Bank-owned life insurance                                                       8,787              8,714
Other assets                                                                   31,129             32,855
                                                                    --------------------------------------

            Total assets                                            $         864,520   $        853,122
                                                                    ======================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                                       $         636,156   $        620,651
     Borrowings                                                               145,848            147,848
     Other liabilities                                                          9,968             11,696
                                                                    --------------------------------------
         Total liabilities                                                    791,972            780,195
                                                                    --------------------------------------

Stockholders' equity                                                           72,548             72,927
                                                                    --------------------------------------

         Total liabilities and stockholders' equity                 $         864,520   $        853,122
                                                                    ======================================


SELECTED OPERATING DATA:

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(DOLLARS IN THOUSANDS / UNAUDITED)                                                   Three Months Ended
                                                                                         March 31,
                                                                                         ---------
                                                                                     2009            2008
------------------------------------------------------------------------------------------------------------

Interest and dividend income                                                    $    11,316   $       11,439
Interest expense                                                                      5,006            5,829
                                                                                ----------------------------
     Net interest income                                                              6,310            5,610
                                                                                ----------------------------

Provision for loan losses                                                               490              135
                                                                                ----------------------------
Net interest income after provision for
     loan losses                                                                      5,820            5,475

Noninterest income                                                                    2,517            2,528
Noninterest expenses                                                                  8,255            7,334
                                                                                ----------------------------
Income before provision for income taxes                                                 82              669

Provision for income taxes                                                               26              214
                                                                                ----------------------------
Net income                                                                      $        56   $          455
                                                                                ============================

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SELECTED OPERATING DATA - CONTINUED:

------------------------------------------------------------------------------------------------------------
UNAUDITED)                                                                           Three Months Ended
                                                                                         March 31,
                                                                                         ---------
                                                                                     2009            2008
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
Earnings per share:
     Basic                                                                      $       0.00   $        0.04
     Diluted                                                                    $       0.00   $        0.04

Weighted-average shares outstanding:
     Basic (1)                                                                    11,445,285      11,579,204
     Diluted (1)                                                                  11,445,285      11,579,204

(1) Weighted-average shares outstanding for 2008 have been adjusted retrospectively for restricted shares that were determined
       "participating" in accordance with Financial Accounting Standards Board Staff Position EITF 03-6-1, "DETERMINING WHETHER INSTRUMENTS GRANTED IN SHARE-BASED PAYMENT TRANSACTIONS ARE
       PARTICIPATING SECURITIES."

 SELECTED FINANCIAL RATIOS:

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(DOLLARS IN THOUSANDS / UNAUDITED)                                                   Three Months Ended
                                                                                         March 31,
                                                                                         ---------
                                                                                     2009            2008
------------------------------------------------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS: (1)
Return on average assets                                                               0.03 %       0.22 %
Return on average equity                                                               0.31         2.24
Interest rate spread                                                                   2.82         2.45
Net interest margin                                                                    3.15         2.91
Efficiency ratio (2)                                                                  93.38        91.36

ASSET QUALITY RATIOS:
Allowance for loan losses                                                           $ 5,271      $ 5,298
Allowance for loan losses as a percent of total loans                                  0.84 %       0.88 %
Allowance for loan losses as a percent of
     nonperforming loans                                                              55.57        68.53
Nonperforming loans                                                                 $ 9,486      $ 7,731
Nonperforming loans as a percent of total loans                                        1.51 %       1.28 %
Nonperforming assets (3)                                                            $ 9,556      $ 7,731
Nonperforming assets as a percent of total assets                                      1.11 %       0.92 %


(1)    Ratios have been annualized.
(2) Represents noninterest expenses divided by the sum of net interest and dividend income and noninterest income, less any realized gains or losses on the sale of securities and other-than-temporary impairments on securities.
(3) Nonperforming assets consist of nonperforming loans and other real estate owned.
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CONTACT:
Sandra Mitchell
Vice President / Director of Corporate Communications
Email:  investorrelations@banksi.com
(860) 456-6509